Exhibit 23.1

勤業眾信

勤業眾信聯合會計師事務所

11073台北市信義區松仁路100號20樓

Deloitte & Touche

20F, Taipei Nan Shan Plaza

No. 100, Songren Rd.,

Xinyi Dist., Taipei 11073, Taiwan

Tel:+886 (2) 2725-9988

Fax:+886 (2) 4051-6888

www.deloitte.com.tw

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2020 relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited and its subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

Republic of China

January 15, 2021